As Filed with the Securities and Exchange Commission on March 9, 2011

Registration Statement No. 333-36468

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________

enherent Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3914972 (IRS Employer Identification No.)

100 Wood Avenue South

Suite 116

Iselin, NJ 08830

(732) 321-1004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

_________________

Pamela Fredette

Chairman, President and Chief Executive Officer

enherent Corp.

100 Wood Avenue South

Suite 116

Iselin, NJ 08830

(732) 321-1004

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Troy Calkins

Drinker Biddle & Reath LLP

191 North Wacker Drive, Suite 3700

Chicago, Illinois  60606

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended, which was originally filed on May 5, 2000 (file no. 333-36468) (the “Registration Statement”) to register a total of 12,151,778 shares of the common stock, $0.001 per share (the “Shares”), of enherent Corp. (formerly PRT Group Inc.) (the “Company”), is being filed to deregister all of Shares, none of which were sold.

The Company terminated the offering of the Shares prior to 2006.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all of Shares that were registered under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on March 9, 2011.

enherent Corp.

(Registrant)

By:

/s/  Pamela Fredette

Pamela Fredette

Chairman, President and
Chief Executive Officer